                                                                    EXHIBIT 10.1



                           MASTER SEPARATION AGREEMENT


               MASTER SEPARATION AGREEMENT, dated as of April 21, 1999 (this "Agreement"), by and among New Plan Excel Realty Trust, Inc., a Maryland corporation ("New Plan"), ERT Development Corporation, a Delaware corporation of which New Plan owns 100% of the outstanding preferred shares ("EDV"), and Excel Legacy Corporation, a Delaware corporation ("Legacy"). New Plan, EDV and Legacy are each referred to herein sometimes as a "Party" and collectively as the "Parties".

               WHEREAS, the Parties have previously entered into that certain Distribution Agreement, dated as of March 31, 1998 (the "Distribution Agreement"), providing for, among other things, the terms and conditions pursuant to which Excel Realty Trust, Inc. (the predecessor to New Plan, "ERT") distributed the outstanding shares of Legacy to ERT's stockholders as of the record date for such distribution (the "Spin-off").

               WHEREAS, in connection with the Spin-off, ERT and Legacy entered into the following agreements: (i) Administrative Services Agreement, dated as of March 31, 1998, as amended by the Amendment to Administrative Services Agreement, dated as of May 14, 1998 (the "Administrative Services Agreement");
(ii) Tax Sharing Agreement, dated as of March 31, 1998 (the "Tax Sharing Agreement"); and (iii) Intercompany Agreement, dated as of March 31, 1998, as amended by the Amendment to Intercompany Agreement, dated as of May 14, 1998 (the "Intercompany Agreement").

               WHEREAS, in connection with the execution and delivery of this Agreement, certain directors of New Plan shall resign (the "Resignations") and certain executive officers shall resign and enter into respective Resignation and Release Agreements with New Plan (collectively, the "Resignation and Release Agreements").

               WHEREAS, in connection with the execution and delivery of this Agreement, NNRA, LLC ("NNRA"), EDV and Excel Interfinancial Corporation ("Interfinancial"), will enter into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which, among other things, NNRA shall purchase the common stock of EDV owned by Interfinancial.

               WHEREAS, the parties desire to amend their existing relationships as set forth herein.

               NOW THEREFORE, in consideration of the above premises and mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, and subject to the terms and conditions stated herein, the Parties hereby agree as follows:

                                    ARTICLE I

                                    COVENANTS


               SECTION 1.1. Intercompany Agreement. The parties hereby agree that notwithstanding anything in the Intercompany Agreement to the contrary, but subject to the following proviso, the Intercompany Agreement shall terminate and be of no further force and effect simultaneously with the execution and delivery hereof; provided, however, that with respect to all REIT Opportunities (as defined in the Intercompany Agreement) that have been presented to a meeting of the New Plan Investment Committee prior to the date hereof, whether or not the New Plan Investment Committee elected to proceed with the REIT Opportunity at such time or thereafter (collectively, but excluding the entity known to New Plan and Legacy as "Nuts", the "New Plan Exclusive REIT Opportunities"), neither Legacy nor any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or agents, shall, directly or indirectly, pursue or enter into negotiations with respect to any New Plan Exclusive REIT Opportunity or enter into any letter of intent, agreement in principle, or acquisition or other similar binding agreement to acquire or participate in all or a portion of such New Plan Exclusive REIT Opportunity, or otherwise take any action that could result in any of the foregoing as to any New Plan Exclusive REIT Opportunity. New Plan further agrees that neither it nor any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or agents, shall, directly or indirectly, (i) pursue or enter into negotiations with respect to the transaction relating to the San Diego Naval Base that has been considered by New Plan and Legacy, or enter into any letter of intent, agreement in principle, or acquisition or other similar binding agreement to acquire or participate in all or a portion of such transaction by New Plan, or otherwise take any action that could result in any of the foregoing as to such transaction, unless in partnership or other business relationship with Legacy on an agreed basis, or
(ii) raise any objection to Legacy entering into any letter of intent, agreement in principle, or acquisition or other similar binding agreement with that entity known to New Plan and Legacy as "Nuts".

               SECTION 1.2. Administrative Services Agreement. The Parties hereby agree that upon consummation of this Agreement the Administrative Services Agreement shall terminate and, thereafter shall have no further force and effect; provided, however, that, notwithstanding anything contained herein to the contrary, with respect to the Administrative Services Agreement, Legacy shall promptly, upon receipt of an invoice from New Plan, pay any portion of the payments and/or other amounts due to New Plan and accrued through the date hereof, whether for services, salaries or otherwise.

               SECTION 1.3. Airplane Interest. (a) New Plan hereby sells, assigns, conveys, transfers, delivers and confirms to Legacy all of its rights, title and interest in and to that certain 1/16th fractional interest in an airplane, acquired and governed by that certain agreement dated as of March 6, 1998, between Executive Jet Sales, Inc. and Excel Realty Trust, Inc. (the "Airplane Interest"), in exchange for Legacy's agreement to pay to New Plan the fair market value of the Airplane Interest (up to $250,000, and provided that if Legacy shall at any time hereafter sell, assign or transfer the Airplane Interest to any third party for consideration in excess of the amount paid to New Plan pursuant to this paragraph, Legacy shall promptly pay over to New Plan an amount equal to such excess), together with the amount of any prepayments, deposits or security previously paid in respect of the Airplane Interest (the "Airplane Interest Value"), all of which shall be due and payable on or before the date that is 30 days from the date hereof.

               (b) Legacy hereby purchases and acquires the Airplane Interest, and assumes all of the obligations and liabilities arising from or relating to the Airplane Interest, on and after the date hereof, and Legacy shall indemnify, hold harmless and defend New Plan from and against any and all liabilities, obligations, claims or expenses of whatever kind resulting from or relating to the Airplane Interest.

               SECTION 1.4. Deliveries. (a) At or prior to the execution of this Agreement, Legacy shall deliver, or shall cause to be delivered, to New Plan the following:

                   (i) The Stock Purchase Agreement, executed by Interfinancial and EDV;

                   (ii) The Resignation and Release Agreements, signed by each of the executive officers set forth on Schedule 1.4;

                   (iii) The Resignations, in the form of Exhibit A hereto, of each of the directors set forth on Schedule 1.4, signed by such persons; and

                   (iv) The Assignment Agreement (as defined in Section 4.2), signed by Legacy.

               (b) At or prior to the execution of this Agreement, New Plan shall deliver, or shall cause to be delivered, to Legacy the following:

                   (i)   The Stock Purchase Agreement, executed by NNRA;

                   (ii) The Resignation and Release Agreements, signed by New Plan; and

                   (iii) The Assignment Agreement, signed by New Plan.

               SECTION 1.5. Public Announcements. The Parties shall not make, or cause to be made, any press releases or public announcements in respect of this Agreement or the transactions contemplated hereby without prior notification of the other, and the parties shall cooperate as to the timing and content of any such announcement.

                                   ARTICLE II

                              STANDSTILL AGREEMENT





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               SECTION 2.1. Legacy Standstill. (a) Legacy (including its
affiliates and any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) in which it or any of its affiliates is a member) shall not directly or indirectly acquire beneficial ownership or control of any equity securities of New Plan, nor shall Legacy or any of its affiliates or any group in which it or any of its affiliates is a member directly or indirectly acquire beneficial ownership or control of any equity securities of any affiliate of New Plan.

               (b) Legacy and its affiliates will not, directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Board of Directors of New Plan: (a) in any manner acquire or agree, attempt, seek or propose to acquire (or make any request for permission with respect thereto), by purchase, merger, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, or otherwise, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets or businesses of New Plan or any securities issued by New Plan, or any rights or options to acquire such ownership (including from a third party), (b) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Regulation 14A under the Exchange Act), or communicate with, seek to advise, encourage or influence any person or entity, in any manner, with respect to the voting of, any voting securities of New Plan, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 promulgated under the Exchange Act) with respect to New Plan, or execute any written consent with respect to New Plan, (c) make or cause to be made any proposal for the acquisition of New Plan or any assets or securities thereof or for any extraordinary transaction involving New Plan, including any merger, or other business combination, restructuring, recapitalization, liquidation or similar transaction, (d) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to New Plan or induce or attempt to induce any other person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors of New Plan or seek the removal of any member of the Board of Directors of New Plan, (e) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of New Plan, (f) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of New Plan, (g) disclose any intention, plan or arrangement, or make any public announcement inconsistent with the foregoing, (h) advise, assist or encourage or finance (or assist or arrange financing to or for) any other person in connection with any of the foregoing, (i) enter into any discussions, negotiations, arrangements or understandings with any other person in connection with any of the foregoing, or
(j) request a waiver of any of the foregoing.

               SECTION 2.2. New Plan Standstill. (a) New Plan (including its affiliates and any group in which it or any of its affiliates is a member) shall not directly or indirectly acquire beneficial ownership or control of any equity securities of Legacy, nor shall New Plan or any of its affiliates or any group in which it or any of its affiliates is a member directly or indirectly acquire beneficial ownership or control of any equity securities of any affiliate of Legacy.

               (b) New Plan and its affiliates will not, directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Board of Directors of Legacy: (a) in any manner acquire or agree, attempt, seek or propose to acquire (or make any request for permission with respect thereto), by purchase, merger, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, or otherwise, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets or businesses of Legacy or any securities issued by Legacy, or any rights or options to acquire such ownership (including from a third party), (b) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Regulation 14A under the Exchange Act), or communicate with, seek to advise, encourage or influence any person or entity, in any manner, with respect to the voting of, any voting securities of Legacy, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 promulgated under the Exchange Act) with respect to Legacy, or execute any written consent with respect to Legacy, (c) make or cause to be made any proposal for the acquisition of Legacy or any assets or securities thereof or for any extraordinary transaction involving Legacy, including any merger, or other business combination, restructuring, recapitalization, liquidation or similar transaction, (d) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Legacy or induce or attempt to induce any other person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors of Legacy or seek the removal of any member of the Board of Directors of Legacy, (e) form, join or in any way participate in a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Legacy, (f) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of Legacy, (g) disclose any intention, plan or arrangement, or make any public announcement inconsistent with the foregoing, (h) advise, assist or encourage or finance (or assist or arrange financing to or for) any other person in connection with any of the foregoing, (i) enter into any discussions, negotiations, arrangements or understandings with any other person in connection with any of the foregoing, or (j) request a waiver of any of the foregoing.

                                   ARTICLE III

                              DISPARAGING COMMENTS

               SECTION 3.1. Disparaging Comments. From and after the date of this Agreement, except as may be required by a court or governmental body, each of New Plan and Legacy shall, and shall cause each of its subsidiaries and affliates, and use its reasonable efforts to cause each of its directors, officers and employees, to, refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of the other Party and its subsidiaries, affiliates, security holders, partners, agents and former and current directors, officers and employees or which are intended to, or may be reasonably expected to, adversely affect the morale of the employees of such Party, its subsidiaries or its affiliates. Each of New Plan and Legacy shall, and shall cause their respective subsidiaries and affiliates to, take reason-able steps to advise actively employed executive officers of such Party and its subsidiaries and affiliates, and members of their respective boards of directors, not to disparage or defame the reputation of such other Party.

                                   ARTICLE IV

                              REAL PROPERTY MATTERS

               SECTION 4.1. Rancho Bernardo. (a) New Plan, as landlord, and Legacy, as tenant, hereby covenant and agree that certain of the space in the building owned by New Plan and located at 16955 Via Del Campo, Rancho Bernardo, California (the "Building"), which space shall be mutually agreed upon by New Plan and Legacy (the "Demised Premises"), shall be leased by New Plan to Legacy in accordance with the terms and conditions set forth on Exhibit B hereto.

               (b) The existing space lease between New Plan and Legacy, dated as of June 24, 1998, with respect to approximately 892 rentable square feet in the Building shall remain in full force and effect in accordance with its terms.

               SECTION 4.2. Excel Properties Ltd. (a) Pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit C (the "Assignment Agreement"), New Plan shall, as of the date hereof, assign all of its right, title and interest as a general partner of Excel Properties, Ltd., a California limited partnership (the "Partnership Interest"), to Legacy or its designee, and Legacy (or such designee) shall assume all of New Plan's obligations and liabilities with respect to the Partnership Interest.

               (b) To the extent the assignment contemplated in Section 4.2(a) shall require the consent or waiver of any other party, neither this Agreement nor the Assignment Agreement shall constitute an agreement to assign such Partnership Interest without such consent or waiver. If any such required consent or waiver is not obtained, Legacy and New Plan shall, at Legacy's expense, cooperate in any reasonable arrangement requested by Legacy or New Plan and designed to provide Legacy with the benefit of the Partnership Interest
(and all associated obligations or liabilities), including New Plan acting as Legacy's agent in order to obtain for Legacy the benefits therefor. Notwithstanding any such consents or assignment, Legacy agrees to indemnify, hold harmless and defend New Plan from and against any and all liabilities, obligations, claims or expenses of whatever kind resulting from or related to the Partnership Interest and the assignment and arrangements contemplated by this Section and the Assignment Agreement.

               SECTION 4.3. New Legacy Building. (a) Legacy agrees to sublease, as subtenant, from New Plan, as sublandlord, on identical terms to those set forth in the New Building Lease (as hereinafter defined), all of the space at those certain premises at the building owned (or to be constructed) by Legacy and located at Bernardo Center Drive, San Diego, California (the "New Legacy Building") and which New Plan, as tenant, has agreed to lease from Legacy, as landlord, pursuant to a lease, license or other occupancy agreement between them as tenant and landlord (the "New Building Lease"). Legacy, as the lessor under the New Building Lease, further agrees (i) to waive any and all defaults, events of default or breaches under such New Building Lease, as such may arise, from time to time, thereunder, and (ii) to indemnify, hold harmless and defend New Plan from and against any and all liabilities, obligations, claims or expenses of whatever kind resulting from or related to the New Building Lease. Promptly after the date hereof, the parties shall enter into a sublease reflecting the provisions of this Section 4.3.

               (b) Legacy and New Plan agree that, at such time as the termination of the New Building Lease would not result in a breach or default under the construction financing for the New Legacy Building, the New Building Lease and the sublease entered into in paragraph (a) above shall then terminate and be null, void and of no further force or effect. In addition, Legacy further agrees that it shall not include, make reference to, rely on or cause any other party to rely on the existence or continuation of the New Building Lease in connection with Legacy's procurement of financing for the New Legacy Building (other than the construction financing existing as of the date hereof).

                                    ARTICLE V

                                EMPLOYEE MATTERS

               SECTION 5.1. Former Excel Employees. Each individual who is employed as of the date of this Agreement by New Plan at its Rancho Bernardo or Salt Lake City locations and who agrees to remain employed by New Plan following the transactions contemplated hereby (each such individual, a "Covered Employee") but who is terminated by New Plan within 180 days after the date of this Agreement other than for cause shall be entitled to severance pay (the "Severance Pay") equal to one week's base pay for each full Year of Service (as defined below) completed by such individual; provided that this obligation shall not apply to any of the employees listed on Schedule 5.1, none of whom shall be Covered Employees, nor to any Covered Employee who subsequently becomes an employee of Legacy or any of its affiliates or subsidiaries. For purposes of this Section 5.1, the term "Year of Service" means a period of 12 months of continuous employment with New Plan and/or any predecessor entities.

               SECTION 5.2. Non-Solicitation of Employees. (a) For a period commencing on the date hereof and continuing through the 90-day period thereafter, Legacy may offer em-





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

ployment only to any of the New Plan employees listed on Schedule 5.1, and, during such period, neither Legacy nor any of its subsidiaries or affiliates, nor any of their respective directors, officers, employees or agents, shall, directly or indirectly, solicit or induce any other person who is an employee of New Plan as of the date hereof to become an employee or consultant of Legacy or any of its affiliates or subsidiaries or to leave the employ of New Plan.

               (b) For purposes of this Section 5.2, the term "employment" shall include rendering services in any capacity, and the term "employee" shall include any individual who is rendering services, in each case whether as an employee, officer, director, agent, consultant or independent contractor or otherwise.

                                   ARTICLE VI

                                  MISCELLANEOUS

               SECTION 6.1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested (if also sent by facsimile if available at the office of the recipient), as follows:

               If to Legacy, to:

               Excel Legacy Corporation
               16955 Via Del Campo, Suite 100
               San Diego, California 92127
               Attention: S. Eric Ottesen
               Telecopier: (619) 485-8530

               With a copy to:

               Latham & Watkins
               701 B Street
               Suite 2100
               San Diego, California  92101-8197
               Attention: Scott N. Wolfe, Esq.
               Telecopier: (619) 696-7419

               If to New Plan or EDV, to:

               New Plan Excel Realty Trust, Inc.
               1120 Avenue of the Americas

               New York, New York  10036
               Attention: Steven F. Siegel, Esq.
               Telecopier: (212) 302-4776

               With a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019-6150
               Attention: Adam O. Emmerich, Esq.
               Telecopier: (212) 403-2000

               Any Party, by notice given in accordance with this Section 6.1 to the other Parties, may designate another address or person for receipt of notices hereunder.

               SECTION 6.2. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Parties or in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as expressly provided herein. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

               SECTION 6.3. Governing Law; Enforcement. (a) This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to any conflict of laws principles which might require application of the law of a different jurisdiction).

               (b) Each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York State court.

               SECTION 6.4. Further Assurances. In addition to the covenants and agreements provided for in this Agreement, after the date hereof, each Party shall, and shall cause its affiliates to, from time to time, at the request of any other Party and without further cost or expense to such requesting Party, execute and deliver such other documents, instruments or agreements as are necessary or advisable to carry out the transactions contemplated by this Agreement.

               SECTION 6.5. Binding Effect; No Assignment; No Third Party Beneficiaries. Except as expressly provided herein, neither this Agreement, nor any right hereunder, may be assigned by any Party without the written consent of the other Parties. Any assignment or attempted assignment in violation of the foregoing shall be void. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               SECTION 6.6. Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

               SECTION 6.7. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 6.8. Severability. If any term or other provision of this Agreement shall be deemed invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

               SECTION 6.9. Survival. All representations, warranties, covenants and agreements of the parties shall survive the consummation of the transactions contemplated by this Agreement.

               SECTION 6.10. Entire Agreement. This Agreement, the Stock Purchase Agreement, the Termination and Release Agreements, the Resignations and the other instruments or agreements entered into in connection with this Agreement or the transactions contemplated hereby constitute the entire agreement between the Parties hereto and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; provided, however, that nothing herein shall relieve any Party hereto of any obligation or liability to any other Party hereto, or otherwise modify, amend or vary any such obligation or liability, other than as expressly provided herein.

               SECTION 6.11. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

               (a) "Affiliate" or "affiliates", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

               (b) "Beneficially own" and "beneficial ownership" have the meanings given to these terms in Rule 13d-3 of the Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as in effect on the date hereof.

               (c) "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

               SECTION 6.12. Interpretation; Absence of Presumption. As used in this Agreement, the following terms shall have the meanings set forth below:

               (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate,to successive events and transactions.

               (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                SECTION 6.13. Expenses. Unless otherwise indicated in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

               SECTION 6.14. Specific Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to Section 6.3, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written.



                                    NEW PLAN EXCEL REALTY TRUST, INC.

                                    By:    /s/  Arnold Laubich
                                        ----------------------------------------
                                            Name:  Arnold Laubich
                                            Title: Chief Executive Officer


                                    ERT DEVELOPMENT CORPORATION

                                    By:    /s/  Richard B. Muir
                                        ----------------------------------------
                                            Name:  Richard B. Muir
                                            Title: Executive Vice President


                                    EXCEL LEGACY CORPORATION

                                    By:    /s/  Gary B. Sabin
                                        ----------------------------------------
                                            Name:  Gary B. Sabin
                                            Title: Chairman, President and Chief
                                            Executive Officer

                    EXHIBIT A TO MASTER SEPARATION AGREEMENT

                              [FORM OF RESIGNATION]



                                 April 21, 1999


Board of Directors
New Plan Excel Realty Trust, Inc.
1120 Avenue of the Americas
New York, New York  10036

Gentlemen:

I hereby resign as a Director of New Plan Excel Realty Trust, Inc. ("New Plan") and from any other office or position I may hold as a Director or otherwise with New Plan, New Plan Realty Trust, or any of their respective subsidiaries or affiliates, effective upon acceptance hereof by the Board of Directors, and after the execution and delivery of the Master Separation Agreement, dated as of the date hereof, among New Plan, ERT Development Corporation ("EDV") and Excel Legacy Corporation (the "Master Separation Agreement") and the consummation of the Closing, as defined in the Stock Purchase Agreement, dated as of the date hereof, among NNRA, LLC, EDV and Excel Interfinancial Corporation.



                                         ---------------------------------------
                                                          Name:

                    EXHIBIT B TO MASTER SEPARATION AGREEMENT

                       TERMS AND CONDITIONS OF SPACE LEASE

               1. The term of this Lease shall commence on the date hereof and shall continue month-to-month at the option of Legacy (based upon calendar months), but in no event shall the term of this Lease extend beyond May 31, 2000.

               2. The rent payable under this Lease shall be $1.75 per rentable square foot per month. Rent is to be paid by Legacy monthly in advance on the first day of each calendar month during the term hereof, at the main office of New Plan or as may be otherwise directed by New Plan in writing. In addition, Legacy agrees to pay as invoiced any operating expenses and real estate taxes for the Building on a pro rata basis, based on the relative square footage of the Demised Premises to the Building.

               3. Legacy shall use the Demised Premises for office purposes only.

               4. This Lease includes all equipment and furniture located in the Demised Premises as of the date hereof, and Legacy shall have the option, at the expiration of this Lease, to acquire, at a price to be mutually agreed between New Plan and Legacy, all equipment and furniture located in the Demised Premises and not required by New Plan for the conduct of its business.

               5. Legacy shall not sublet the Demised Premises or any portion thereof, nor shall this Lease be assigned by Legacy, without the prior written consent of New Plan (which consent may be unreasonably withheld).

               6. Legacy has examined the Demised Premises, and accepts them in their present "as is" condition. Legacy shall keep the Demised Premises in good repair and condition. Legacy shall quit and surrender the Demised Premises at the end of the term in as good condition as the reasonable use thereof will permit. Legacy shall not make any alterations, additions, or improvements to the Demised Premises without the prior written consent of New Plan. All alterations, additions, improvements and personal property, whether temporary or permanent in character, which may be made upon the Demised Premises either by New Plan or Legacy, except furniture, equipment or moveable trade fixtures installed at the expense of Legacy, shall be the property of New Plan and shall remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to Legacy (but subject to the purchase option described in Section 4 above).

               7. New Plan shall provide utilities and services to the Demised Premises for the benefit of Legacy in a quality and manner consistent with New Plan's prior practice with respect to the Demised Premises.

               8. Legacy agrees to observe and comply with all laws, ordinances, rules and regulations of any federal, state, county and municipal authorities applicable to the business to be conducted by Legacy in the Demised Premises.

               9. In case of a breach or violation by Legacy of any of the covenants, agreements and conditions of this Lease, or of the rules and regulations now or hereafter to be reasonably established by New Plan, and upon failure to cure such breach or violation within ten days after written notice thereof given to Legacy, in addition to any other rights or remedies available to New Plan at law or in equity, this Lease shall thenceforth, at the option of New Plan, become null and void, and New Plan may reenter the Demised Premises without further notice or demand.

               10. This Lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the Demised Premises or the property of which said premises are a part.

               11. New Plan covenants that Legacy, subject to paying the rental and performing the covenants and conditions contained in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the term set forth herein.
























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


                    EXHIBIT C TO MASTER SEPARATION AGREEMENT

                  [FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

             THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of April 21,1999 (this "Assignment Agreement"), between New Plan Excel Realty Trust, Inc., a Maryland corporation ("New Plan"), and Excel Legacy Corporation, a Delaware corporation ("Legacy"), is delivered pursuant to that certain Master Separation Agreement (the "Agreement"), dated as of April 21, 1999, among New Plan, Legacy and ERT Development Corporation. Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Agreement.

                                   WITNESSETH

             WHEREAS, pursuant to the terms of the Agreement, New Plan has agreed to assign, transfer and dispose of, and Legacy has agreed to acquire and accept, all of New Plan's right, title and interest as a general partner of Excel Properties, Ltd., a California limited partnership (the "Partnership Interest"); and

             WHEREAS, pursuant to the Agreement, Legacy has agreed to assume all of New Plan's liabilities and obligations arising on or after the date hereof arising from or relating to the Partnership Interest.

             WHEREAS, the execution and delivery of this Assignment Agreement by the Parties is a condition to the obligation of the Parties to consummate the transactions contemplated by the Agreement.

             NOW, THEREFORE, in consideration of the premises set forth in this Assignment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, and subject to the terms and conditions stated herein, the Parties hereby agree as follows:

               I. Assignment. New Plan hereby assigns to Legacy all of New Plan's right, title and interest, on and after the date hereof, in and to the Partnership Interest. To the extent the assignment contemplated hereby shall require the consent or waiver of any other party, neither this Assignment Agreement nor the Agreement shall constitute an agreement to assign the Partnership Interest without such consent or waiver. If any such required consent or waiver is not obtained, Legacy and New Plan shall, at Legacy's expense, cooperate in any reasonable arrangement requested by Legacy or New
Plan and designed to provide Legacy with the benefit of the Partnership Interest (and all associated obligations or liabilities), including New Plan acting as Legacy's agent in order to obtain for Legacy the benefits therefor. Notwithstanding any such consents or assignment, Legacy agrees to indemnify, hold harmless and defend New Plan from and against any and all liabilities, obligations, claims or expenses of whatever kind resulting from or related to the Partnership Interest and the assignment and arrangements contemplated by the Agreement and this Assignment Agreement.

               II. Assumption. Legacy hereby assumes all of the liabilities and obligations arising on or after the date hereof arising from or relating to the Partnership Interest, and Legacy shall indemnify, hold harmless and defend New Plan from and against any and all liabilities, obligations, claims or expenses of whatever kind resulting from or relating to the Partnership Interest.

               III. Remedies. Nothing in this Assignment Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than New Plan and Legacy and their respective successors and assigns, any remedy or claim under or by reason of this Assignment Agreement or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements contained in this Assignment Agreement shall be for the sole and exclusive benefit of New Plan and Legacy and their respective successors and assigns.

               IV. Miscellaneous. The agreements, covenants and terms contained herein shall be binding upon and inure to the benefit of New Plan and Legacy and their respective successors and assigns, and shall be construed and enforced according to the laws of the State of New York (without giving effect to choice of law principles thereof). Neither of the parties hereto may assign this Assignment Agreement to any party (other than an Affiliate) without the prior written consent of the other party. This Assignment Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the date first above written.



                                    NEW PLAN EXCEL REALTY TRUST, INC.

                                    By:_____________________________________
                                    Name:
                                    Title:


                                    EXCEL LEGACY CORPORATION

                                    By:_____________________________________
                                    Name:
                                    Title:




















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